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                                                                    Exhibit 10-5

                                 LEASE AGREEMENT
                                 ---------------

         THIS LEASE AGREEMENT, made this 10th day of October, 2001, by and between COLUMBUS, LLC, a West Virginia limited liability company, party of the first part, hereinafter called the "Landlord", and CENTRA BANK, INC., a West Virginia corporation, party of the second part, hereinafter called the "Tenant".

         WHEREAS, Landlord is the owner of a parcel of land containing 0.83 acres located just south of and adjacent to the 400 Foxcroft Avenue property on the east side of Foxcroft Avenue North, Martinsburg, Berkeley County, West Virginia, as more fully shown and set forth upon a plat thereof recorded in the office of the Clerk of the County Commission of Berkeley County, West Virginia in Plat Cabinet No. 6, at Slide 34, a copy of which is attached hereto and made hereof as Exhibit "A" (the "Land"); and

         WHEREAS, the Tenant wishes to construct on the Land a banking office building containing approximately 800 square feet (outside dimensions) plus a four-lane drive-through facility and one ATM lane (the "Building"), with a parking lot, paving and other related improvements; and

         WHEREAS, the Tenant is in the process of receiving site plan approval from the City of Martinsburg, Planning Commission for construction of the Building and other related improvements,

         NOW, THEREFORE, WITNESSETH: That for and in consideration of the annual base rent to be paid by the Tenant to the Landlord in the amount as hereinafter set forth, and the other covenants and agreements herein contained, the Landlord and Tenant hereby covenant and agree as follows:

         1. LEASED PREMISES. Landlord does hereby lease to the Tenant, who does hereby rent and hire from the Landlord, the Land, together with that non-exclusive right of ingress and egress thereto and therefrom over the appurtenant street adjacent thereto. The Land with Building and other improvements is referred to as the Leased Premises

         2. TERM.

            (a) The initial term ("term") of this Lease shall be ten (10) years, beginning on (a) the first day of March, 2002, or (b) the date on which the Tenant opens for business on the Leased Premises, if such date shall be prior to or subsequent to the 1st day of March, 2002 but not later than April 1, 2002, whichever date is applicable being hereinafter called the Commencement Date of this Lease, and ending ten (10) years after the Commencement Date of this Lease. Tender of substantial completion of the Leased Premises by the Tenant to the Landlord shall be evidenced by a written notice given by the Tenant to the Landlord, accompanied by a copy of any necessary certificate of occupancy and architects certificates, stating that the building and other improvements to be constructed on the Leased Premises have been substantially completed for its intended use as hereinafter provided and is ready for occupancy as a banking office building by the Tenant. If the Commencement Date of this Lease shall be a day other than the first day of the calendar month, then the term of this Lease shall be deemed extended by the number of days between the Commencement Date of this Lease and the first day of the first calendar month following the Commencement Date of this Lease, so that the term of this Lease shall expire ten
(10) years after such first day of the first calendar month following the Commencement Date of this Lease. In such case, Tenant shall pay pro rata rent in advance, for the period from the Commencement Date of this Lease to the first day of such following calendar month based upon the monthly rental hereinafter set forth. On or after the first day of such following calendar month, the Tenant shall pay the rent as hereinafter provided in this Lease. Notwithstanding the foregoing, the Commencement Date of this Lease shall be no later than the 1st day of April, 2002.



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            (b) Renewal Terms. If the Tenant shall have kept and performed each and all of its covenants and conditions, it shall have the right to extend this Lease for five (5) additional terms of five (5) years each, with each of said extension term to commence immediately upon the expiration of the initial term hereof or upon the expiration of the immediately preceding extension term; PROVIDED, that at least six (6) months prior to the expiration of the initial term or the existing renewal term, whichever is applicable, the Tenant notifies the Landlord, in writing, of its election to renew and extend this Lease. All of the covenants, conditions and agreements herein agreed to be kept and performed by Tenant and Landlord shall continue throughout any such extension term except the base rental shall change as hereinafter provided. Anything contained in this Lease to the contrary notwithstanding, the Tenant shall have no right to extend this Lease (i) if the Tenant is in default hereunder at the time of commencement of any extension term, (ii) if the Tenant is in default hereunder at the time of the termination of the prior term, or (iii) after termination of this Lease.

         3. RENT.

            (a) The base rent for the initial term shall be Forty-one Thousand Five Hundred and 00/100 ($41,500.00) which shall be payable in one hundred twenty (120) equal monthly installments of Three Thousand Four Hundred Fifty-eight and 33/100 ($3,458.33) with the first such monthly installment becoming due and payable on or before the Commencement Date if that date is the first day of a month, and if not, then on or before the first calendar month following the Commencement Date of this Lease, together with the pro rate rental hereinbefore provided for between the Commencement Date and the first day of the first calendar month following the Commencement Date, and a like installment becoming due and payable on or before the first day of each month thereafter until the full rental sum as hereinbefore set forth shall have been paid in full. All payments of rent shall be made by the Tenant to the Landlord without notice or demand, at such place in the United States of America as the Landlord may from time to time designate in writing. For the present, the Landlord designates 300 Foxcroft Avenue, Suite 300, Martinsburg, West Virginia 25401, as the place of making of the payments of rent. All rents shall be payable in current legal tender of the United States of America as the same is then, by law, constituted. The extension of time for the payment of any installment of rent, or the acceptance by the Landlord of any money other than the kind herein specified shall not be a waiver of the rights of the Landlord to insist on having all other payments of rent made in the manner and at the time herein specified.

            (b) It is the intention of the Landlord and the Tenant that the rent herein specified shall be net to the Landlord during the entire term of this lease, that all costs, expenses, and obligations of every kind relating to the Leased Premises (except as otherwise specifically provided in this lease) which may arise or become due during the term of this lease, shall be paid by the Tenant, and the Landlord shall be indemnified by the Tenant against such costs, expenses and obligations. The Tenant shall, however, be under no obligation to pay interest on any mortgage on the fee of the Leased Premises, any franchise or income tax payable to the Landlord, or any gift inheritance, transfer, estate or succession tax by reason of any present or future law which may be enacted during the term of this lease.

            (c) The base rent shall be paid to the Landlord without notice or demand and without abatement, deduction, or set-off (except as otherwise specifically provided in this lease). The base rent shall be paid in equal monthly installments in advance on the 1st day of each calendar month during the term of this lease.

            (d) During the first three (3) years of the initial term of this Lease, the Tenant shall receive a rent abatement of $25,000.00 per year at the rate of $2,083.33 per month.

         4. ADDITIONAL RENT:

            (a) All other additional sums, payments, taxes, charges, premiums, costs and expenses which the Tenant is required to pay hereunder, together with all interest penalties that may accrue thereon in the event of the Tenant's failure to pay such amounts and all damages, costs, and


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expenses which the Landlord may incur by reason of any default of the Tenant or failure on the Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent and, in the event of nonpayment by the Tenant, the Landlord shall have all the rights and remedies with respect thereto as the Landlord has for the nonpayment of the base rent. The Landlord upon receipt of any such bills, statements or charges shall deliver them promptly to the Tenant.

            (b) The Tenant shall pay as additional rent, before any fine, penalty, interest, or costs may be added thereto for the nonpayment thereof, all real estate taxes, fire fees, ambulance fees, stormwater maintenance assessments, repair and maintenance fees and all other levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind, which are assessed or imposed upon the Leased Premises or any part thereof, or become payable during the term of this lease, and all insurance premiums for all forms of insurance covering the Leased Premises. Any additional rent which shall become due and payable by Tenant to Landlord shall be payable, unless otherwise provided herein, with the next regularly due monthly installment of base rent.

            (c) Nothing contained in this Lease shall require the Tenant to pay any franchise, corporate, state, inheritance, succession, capital levy, or transfer tax of the Landlord or any income, profits, or revenue tax, or any other tax, assessment, charge or levy upon the rent payable by the Tenant under this Lease.

         5. USE OF THE LAND AND BUILDING. It is understood and agreed by the Landlord and Tenant that the Tenant intends to use the Land for the construction and operation of a one-story banking office building with drive-throughs and related facilities more fully hereinbefore described and that the Land and Building shall be used and occupied only for a banking office facility with drive-up windows and related activities. No noxious or dangerous trade or business shall be permitted upon the Leased Premises and no hazardous substances or materials shall be permitted upon the Leased Premises. Copies of the proposed building plans are annexed hereto as Exhibit "B" and made a part hereof. Any changes to the plans shall require the approval of the Landlord, but such approval shall not be unreasonably withheld and/or delayed. Tenant shall be responsible for and shall secure promptly all necessary governmental approvals, including, but not limited to site plan approvals, building permits and certificates of occupancy.

         6. CONSTRUCTION, ALTERATIONS, REPAIRS. Tenant shall construct the Building shown in Exhibit "B" with related improvements in a good and workmanlike manner, using first class materials, and in accordance with all building permits, county, state and federal regulations, including ADA. Construction shall be commenced within ten (10) days after the building permit shall be issued and shall be completed and occupied by the Tenant by the 28th day of February, 2002, but this date shall be extended for all delays in construction resulting from causes beyond the control of the Tenant with reasonable extensions for inclement weather, labor disputes, strikes, acts of God and other circumstances beyond the control of Tenant, provided, however, construction shall be deemed to have been completed not later than March 31, 2002. The parties recognize that the work to be performed by the Landlord will be completed on Landlord's adjoining land in stages, and, accordingly, the Landlord may be and shall have the right to continue work on the public areas of the Landlord's adjoining lands and other rental/sales units and grounds after the Tenant has occupied the Leased Premises, but such work shall not unduly interfere with Tenant's use and occupancy of the Leased Premises and shall not unreasonably interfere with Tenant's access to the Leased Premises. During construction of the Leased Premises, Tenant shall allow Landlord and Landlord's agents access to the Leased Premises for inspecting the progress of construction of the Building and other improvements. The Landlord will not provide Tenant with any allowance for moving expenses.

         7. ADDITIONS, IMPROVEMENTS, ALTERATIONS AND REPAIRS. During the term of this Lease and any renewals or extensions thereof, Tenant shall construct the initial improvements and thereafter make all needed additions, improvements, alterations and repairs of every type and nature. Tenant shall maintain the Leased Premises in first class condition at all times during the term of this



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Lease and any extensions or renewals thereof. In the event Tenant fails to make any needed additions, alterations, improvements and repairs, the Landlord may, but shall not be required to, enter upon the premises and perform the same. After completion of any such additions, improvements, alterations and repairs, the Landlord may charge the cost of such to the Tenant as additional rent.

            All structures, improvements and fixtures of any nature constructed or installed by Tenant on the Land or within the Building, including the Building, shall become the property of Landlord and shall not be removed therefrom by Tenant; provided, however, notwithstanding the foregoing, removable trade fixtures shall be removed from the Leased Premises at the completion of the term of this Lease, including any renewals or extensions thereof. Tenant shall repair any damage caused by the removal. If Tenant fails to remove such trade fixtures, Landlord may deem the trade fixtures part of the Leased Premises or may remove and dispose of such fixtures at Tenant's expense at Landlord's option.

            The initial construction and all changes, additions and alterations to the Building and the Land made by the Tenant and not before by the Landlord shall be made subject to the following conditions:

                  (i) No change or alteration shall at any time be made which shall impair the structural soundness or diminish the value of the Leased Premises.

                  (ii) No change or alteration shall be made without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, provided, however, the Tenant may, after the initial construction of the Leased Premises, at Tenant's expense, make such interior changes, alterations, additions or improvements to the Leased Premises as will, in the judgment of the Tenant, better adapt the same for Tenant's needs, provided that Tenant must obtain Landlord's prior written consent for any structural alterations and any changes, alterations or additions that can affect the common areas, which consent shall not be unreasonably withheld or delayed.

                  (iii) Before commencing any change or alteration, the Tenant shall procure and deliver to the Landlord written evidence that the Tenant has procured and paid for all required municipal and other governmental permits and authorizations of the various governmental subdivisions having jurisdiction.

                  (iv) All work done in connection with any change or addition shall be done in a good and workmanlike manner and in compliance with the building and zoning laws, and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and offices thereof, and in accordance with the orders, rules and regulations of the state fire marshall's office or the board of fire underwriters or any other body now or hereafter constituted exercising similar functions and the Tenant shall procure certificates of occupancy and other certificates if required by law.

                  (v) At all times when any change or alteration is in progress, there shall be maintained, at the Tenant's expense, worker's compensation insurance in accordance with law covering all persons employed in connection with the change or alteration, and general liability insurance for the mutual benefit of the Tenant and the Landlord expressly covering the additional hazards due to the change or alteration.

                  (vi) Before the commencement of any such work, the Tenant shall provide the Landlord with written evidence that the Tenant is capable of and has made arrangements for funds sufficient in amount to cover the entire cost of such alterations and improvements.

         8. INSURANCE. At all times after the date of this Lease and commencement of construction of the Building and other improvements on the Land, Tenant shall carry and keep in effect during the term of this Lease and any extension or renewal periods, at its own expense, one or more



                                       4
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policies of insurance issued by one or more insurance companies acceptable to
Landlord with the following minimum coverages as follows:

                  (a) Fire and extended coverage on the Building and other insurance improvements for the full replacement value thereof;

                  (b) Worker's compensation: minimum statutory amount;

                  (c) Comprehensive General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $1,000,000.00 Combined Single Limit for both bodily injury and property damage.

                  (d) Fire and Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's property.

                  (e) Business interruption insurance.

         The insurance policy or policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgages as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverage. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

         9. INDEMNIFICATION. Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, or (ii) the occurrence of any accident in or about the Leased Premises, or (iii) any act or neglect of Tenant or of any other person, unless such damage, injury or death is primarily the result of Landlord's negligence; and Tenant hereby releases Landlord from any and all liability for the same. Tenant shall be liable for, and shall indemnify and defend Landlord and hold it harmless from, any and all liability for (i) any act or neglect of Tenant and any person coming on the Leased Premises by the license of Tenant, express or implied, (ii) any damage to the Leased Premises, and (iii) any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage from fire or casualty as provided in Paragraph 7 (b) and except for that caused primarily by Landlord's negligence or the negligence of its employees, agents, representatives or invitees.

         10. LANDLORD INSPECTION. At all times during the term of this Lease, the Landlord shall have the right, by itself, its heirs, agents, and employees to enter into and upon the Leased Premises during reasonable business hours for the purpose of examining and inspecting the same and determining whether the Tenant has complied with its obligations hereunder with respect to the care and maintenance of the Leased Premises and the repair or rebuilding of the improvements thereon when necessary.

         11. SUBLETTING AND ASSIGNMENT:

             Tenant may not sublet all or any part of the Leased Premises and may not assign this Lease without Landlord's prior written consent, which consent will not be unreasonably withheld or delayed; provided, however, that the Tenant shall not be relieved from its obligations under this Lease by such subletting or assignment unless relieved by Landlord in writing; and further provided, however, that until the completion of the Building and other improvements contemplated under this Lease, Tenant shall not have the right to sublet or assign this Lease.

         12. COVENANT AGAINST WASTE AND OBLIGATION TO MAINTAIN AND REPAIR. Tenant shall not cause or permit any waste, damage or injury to the Leased Premises. Tenant



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shall use all reasonable efforts to keep the Leased Premises and the sidewalks, parking areas, curbs and other improvements located on the Land clean and in good condition, free of accumulation of dirt, rubbish, snow, ice and after completion of the Building, shall make all repairs (including structural repairs) and replacements necessary to maintain the Leased Premises and all improvements thereon in a condition appropriate for buildings of similar construction, use and class in the area of the Land, and in any event shall make all repairs necessary to avoid any structural damage or injury to the Building. After completion of the Building and other improvements, Tenant shall not remove or permit the removal of any of the utility systems servicing the Leased Premises unless other equipment at least equal in value and utilities shall be promptly substituted therefor or a new Building and other improvements is to be constructed.

         13. COMPLIANCE WITH ORDERS, ORDINANCES, ETC. After the date of this Lease and commencing with the construction of the Building and other improvements, Tenant shall promptly comply with (a) all laws and ordinances and the orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the board of fire underwriters which has jurisdiction or any other body hereafter constituted exercising similar functions which may be applicable to the Leased Premises or the use or manner of use of the Leased Premises, including, but not being limited to, building, ADA and environmental laws, orders and regulations of any type or nature, and (b) the requirements of all policies of public liability, fire and all other policies of insurance required to be carried hereunder by the Tenant.

         14. CASUALTY OR OTHER LOSS. In case of damage to or destruction of the Building or other improvements by fire or any other cause, similar or dissimilar, insured or uninsured, Tenant shall restore, repair and replace or rebuild the Building and other improvements as nearly as may be practicable to the condition, quality and class as the same was in immediately prior to such damage or destruction or with such changes or alterations (including demolition of the Building) as Tenant shall elect to make with the mutual approval of the Landlord, which approval shall not be unreasonably withheld or delayed. Such restoration, repairs, replacement or rebuilding shall be commenced with reasonable promptness and prosecuted with reasonable diligence. If such damage or destruction shall occur during the last two years of the then current term, Tenant shall have the right, subject to consent of the holders of all mortgages, to terminate this Lease by giving Landlord notice of its election so to do within sixty (60) days after the date of such damage or destruction, and upon the giving of such notice, this Lease shall terminate and neither party shall have any further rights or obligations hereunder, except and provided however, that Tenant shall assign all insurance proceeds or the right to receive the same to the Landlord. The basic rent payable hereunder shall be abated from the date of the casualty until the completion of the restoration, repairs, replacement or rebuilding, but only to the extent of the net amount actually received by Landlord under the Business Interruption Insurance required to be carried by Tenant under Paragraph 8(e) of this Lease.

         15. EMINENT DOMAIN.

             (a) If the whole or part of the Land shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then, in that event, the term of this Lease shall cease and the Lease shall terminate from the date on which title vested in the applicable governmental authority.

             (b) Any award for condemnation shall be paid as follows:

                 (i) First to the Landlord the full value of Landlord's fee simple interest in the Land, the Tenant hereby (1) assigns to the Landlord all of the Tenant's right, title and interest, if any, in and to any such award; (2) waives any right which it may otherwise have in connection with such condemnation, against the Landlord or such condemning authority, to any payment for (a) the value of the then unexpired portion of the term, (b) any damage to or diminution of the value of the Tenant's leasehold interest hereunder or any portion of the Land and Building not covered by such condemnation, and (c)




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agrees to execute any and all further documents which may required to facilitate the Landlord's collection of any and all such awards;

                 (ii) Secondly, to the Tenant to the extent required to satisfy Tenant's construction mortgage and any other lien for which Tenant received express written permission of the Landlord to incur; and

                 (iii) Third, the balance of the award shall belong to the Landlord.

         16. MORTGAGES.

             (a) Tenant may grant a mortgage upon this Lease and leasehold estate hereby created with the financing of the construction described in Exhibit "B" hereto. Such mortgage and/or deed of trust shall, be, at all times, subordinate to the ownership rights of the Landlord. Tenant may not grant or suffer any other liens upon the premises without the express written consent of the Landlord. Tenant shall be required to satisfy any liens not expressly approved by Landlord within thirty (30) days after receipt of notice of the existence of such liens. Failure to do so shall be an event of default under the terms of this Lease Agreement.

             (b) In any mortgage and/or deed of trust which Landlord may now or hereafter place against the Land, Tenant agrees that its interest shall be subordinate. Tenant shall execute any documents reasonably required by Landlord to evidence such subordination.

         17. SIGNAGE: Tenant shall be permitted to design and build an exterior identification sign of such dimensions and location as shall be mutually agreed upon between Landlord and Tenant. Except as hereinbefore provided, Tenant shall not display, erect, place or affix any lettering, signs, or any other like advertising on the windows, exterior doors, exterior walls, lawns or elsewhere on the Leased Premises which would be externally visible without the prior written consent of the Landlord. The obtaining of any permits or other governmental approvals for the erection and placement of any such signage shall be the sole responsibility of the Tenant.

         18. GARBAGE AND TRASH COLLECTION: All garbage and trash shall be placed for collection in sealed containers at such location and in such manner and at such time as shall be required by the Landlord. The Tenant shall pay all garbage and trash collection costs. Landlord may remedy any default by Tenant in complying with this covenant; expend all necessary sums therefor at Tenant's expense and collect the same from the Tenant as additional rent.

         19. OBSTRUCTIONS: Neither Landlord nor Tenant shall store or place any materials of whatsoever kind or nature or any obstructions in the common access area or on the sidewalks or parking areas.

         20. QUIET ENJOYMENT. Tenant, upon paying the basic rent, additional rent and all charges herein provided for and upon observing and keeping all of the covenants, agreements and provisions of this Lease on its part to be observed and kept, shall lawfully and quietly hold, occupy and enjoy the Leased Premises during the term of this Lease without hindrance or molestation from the Landlord.

         21. DEFAULT:

             (a) In the event that Tenant (i) fails to pay all or any portion of the base rent, additional rent or any other sum due from Tenant hereunder when due; (ii) fails to cease all conduct prohibited hereby immediately upon receipt of written notice from Landlord; (iii) fails to take actions in accordance with the provisions of written notice from Landlord to remedy Tenant's failure to perform any of the terms, covenants, and conditions hereof; (iv) vacates or deserts the Leased Premises; (v) commits an act in violation of this Lease which Landlord has previously notified Tenant to cease more than once in



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any year; (vi) becomes bankrupt, insolvent or files any debtor proceeding, takes or has taken against Tenant any petition of bankruptcy; takes action or has action taken against Tenant for the appointment of a receiver for all or a portion of Tenant's assets; files a petition for a corporate reorganization; makes an assignment for the benefit of creditors, or if in any other manner Tenant's interest hereunder shall pass to another by operation of law (any or all of the occurrences in this said Section 21 (vi) shall be deemed a default on account of bankruptcy for the purposes hereof and such default on account of bankruptcy shall apply to and include any Guarantor of this Lease; (vii) commits waste to the Leased Premises and appurtenant improvements; or (viii) is otherwise in breach of Tenant's obligations hereunder then the Tenant shall be in default hereunder, and if such default, being for other than the non-payment of rent, additional rent or cash payments, shall continue for a period of twenty
(20) days after written notice from the Landlord calling attention to such default and specifying the nature of the default claimed, unless such default shall be of such nature that it cannot be completely cleared within such twenty
(20) day period, and Tenant within said twenty (20) day period has commenced to cure such default and has thereafter continued curing such default with reasonable diligence, or if such default shall be for non-payment of rent, additional rent or cash payments to be made by Tenant, if any, and the same shall not be cured within ten (10) days after written notice from the Landlord of notice of such non-payment, Landlord may, at its option and without notice to the Tenant, terminate Tenant's right to possession of the Leased Premises and without terminating this Lease re-enter and resume possession of the Leased Premises and/or declare this Lease terminated, and may thereupon, in either event, remove all persons and property from the Leased Premises, with or without resort to process of any court, either by force or otherwise. Notwithstanding such reentry by Landlord, Tenant hereby indemnifies and holds Landlord harmless from any and all loss or damage which Tenant may incur by reason of the termination of this Lease and/or Tenant's right to possession hereunder. In no event shall Tenant's termination of this Lease and/or Tenant's right to possession of the Property abrogate Tenant's agreement to pay rent and any other charges due hereunder for the full term hereof. Following reentry of the Property by Landlord, Tenant shall continue to pay all such rent and any other charges as same become due under the terms of this Lease, together with all other expenses incurred by Landlord in regaining possession until such time, if any, as Landlord relets same and the Property are occupied by such successor. Upon reletting, sums received from such new Tenant by Landlord shall be applied first to payment of costs incident to reletting; any excess shall then be applied to any indebtedness to Landlord from Tenant other than for base rent and additional rent; and any excess shall then be applied to the payment of the base rent and additional rent due and unpaid. The balance, if any, between all amounts to be received hereunder and the sums received by the Landlord on reletting shall be paid by Tenant to Landlord in full at such times as may be specified in a notice from Landlord to Tenant. Tenant shall have no right to any proceeds of reletting that remain following the application of the same in the manner set forth herein. In addition to Landlord's rights and remedies as specified above, Landlord shall, in the event of Tenant's default, also have the right to accelerate the base and additional rent for the balance of the Lease term and, upon Landlord's election, the present value thereof shall be immediately due and payable by Tenant to Landlord. The discount rate used in the present value calculation shall be seven percent (7%).

             (b) The various rights and remedies herein granted to Landlord pursuant to this Lease shall be cumulative and in addition to any others Landlord may be entitled by law or in equity, and the exercise of one or more rights or remedies shall not impair Landlord's right to exercise any other right or remedy. In all events, Landlord shall have the right upon notice to Tenant to cure any breach by Tenant at Tenant's sole cost and expense, and Tenant shall reimburse Landlord for such expense upon demand.

             (c) If Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title 11 of the United States Code relating to Bankruptcy, as amended ("Bankruptcy Code"), then Tenant, as a debtor in possession or any trustee for Tenant agrees promptly, within no more than fifteen (15) days following request by the Landlord to the Bankruptcy Court, to assume or reject this Lease, and Tenant on behalf of itself and any trustee agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with


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

such Court. In such event, Tenant or any trustee for the Tenant may only assume this Lease if (i) it cures or provides adequate assurance that the trustee will promptly cure any default hereunder, (ii) it will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant's defaults, and
(iii) it provides adequate assurance of performance during the fully stated term hereof of all the terms, covenants, and provision of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then existing default remain uncured for a period in excess of the earlier of ten
(10) days or the time period set forth herein. Adequate assurance of performance of this Lease as set forth hereinabove shall include without limitation, adequate assurance (i) of the source of rent reserved hereunder, (ii) the assumption of this Lease will not breach any provisions hereunder. In the event of a filing of a petition under the Bankruptcy Code, Landlord shall have no obligation to provide Tenant with any services or utilities as herein required, unless Tenant shall have paid and be current in all payments of operating costs, utilities and other charges therefor.

         22. ESTOPPEL CERTIFICATE:

             The Tenant shall from time to time, within ten (10) days after being requested to do so by the Landlord or any Mortgagee, execute, enseal, acknowledge and deliver to the Landlord (or, at the Landlord's request, to any existing or prospective purchaser, transferee, assignee or Mortgagee of any or all of the property, any interest therein or any of the Landlord's rights under this Lease) an instrument in recordable form,

             (a) Certifying (i) that this Lease is unmodified and in full force and effect (or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification); (ii) as to the dates to which the base rent and any additional rent and other charges arising hereunder have been paid; (iii) as to the amount of any prepaid rent or any credit due to the Tenant hereunder; (iv) that the Tenant has accepted possession of the Leased Premises and the date on which the Lease commenced; (v) as to whether, to the best knowledge, information and belief of the signer of such certificate, the Landlord or the Tenant is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default); and (vi) as to any other fact or condition reasonably requested by the Landlord or such other addressee; and

             (b) Acknowledging and agreeing that any statement contained in such certificate may be relied upon by the Landlord and any such other addressee.

         23. NOTICE: Any notice, demand, consent, approval, request or other communication or document to be provided hereunder to a party hereto shall be
(a) given in writing, and (b) be deemed to have been given (i) forty-eight (48) hours after being sent as certified or registered mail in the United States mails, postage prepaid, return receipt requested, addressed, if intended for Landlord, to Landlord's Notice Address, and if to Tenant, to Tenant's Notice Address, or to such other address in the United Sates of America as such party may designate from time to time by notice to the other, or (ii) (if such party's receipt thereof is acknowledged in writing) upon its hand or other delivery to such party.

                  Landlord's Notice Address:
                  Columbus, LLC
                  Suite 300
                  300 Foxcroft Avenue
                  Martinsburg, West Virginia 25401

                  Tenant's Notice Address:

                  Centra Bank, Inc.
                  300 Foxcroft Avenue
                  Suite 101
                  Martinsburg, West Virginia 25401
                  ATTENTION: Henry M. Kayes, Jr.

         24. MISCELLANEOUS:

             (a) The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to nullify such term, covenant or condition or to waive any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of a preceding breach at the time of such acceptance of rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing by Landlord or Tenant.

             (b) No payment by Tenant or receipt by Landlord of a lesser amount than the rent paid as herein stipulated shall be deemed to be other than on account of the earliest payment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

             (c) This Lease, including the exhibits attached hereto and made a part hereof, sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written between them other than as set forth herein. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or Tenant unless reduced to writing and signed by them. Landlord and Tenant agree that the fact either one of them may have drafted this Lease or any portion thereof shall not be used to construe such provisions against its author.

             (d) In the event the Landlord or Tenant is delayed, hindered in or prevented from doing or performing any act or thing required hereunder by reason of strikes, lock-outs, casualties, acts of God, labor troubles, inability to procure materials, financing, failure of power, governmental laws or regulations, riots, insurrection, war, weather or other causes beyond the reasonable control of Landlord or Tenant, then Landlord or Tenant shall not be in default and the Landlord or Tenant shall not be liable or responsible for any such delays and the doing or performing of such act or thing shall be excused for the period of the delay and the period for the performance by Landlord or Tenant of any such act shall be extended for a period equivalent to the period of such delay.

             (e) The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such section or articles of this Lease nor in any way affect this Lease.

             (f) If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

             (g) Tenant agrees not to record this Lease. However, Tenant and Landlord, upon request of either, agree to execute and deliver a memorandum or so-called "short form" of this Lease in recordable form for the purpose of recordation at the Tenant's expense. Said memorandum or short form of this Lease shall describe only the parties, the property and the Lease term and shall incorporate this Lease by reference.

             (h) The laws of the State in which the property is located govern the validity, performance and enforcement of this Lease. Landlord and Tenant hereby agree that a usufructuary interest shall be created by virtue of this agreement and that no estate in land capable of being transferred by Tenant has been granted to Tenant under this Lease.

             (i) Time is of the essence in this agreement

             (j) Except as otherwise provided herein, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

         25. OPTION TO PURCHASE: Provided that this Lease is then in full force and effect and Tenant is not then in default hereunder, Landlord grants to Tenant the right, at Tenant's option, to purchase the fee simple interest reversionary estate of Landlord in and to the Land upon the following terms and conditions:

             (a) The exercise of this Option to Purchase shall occur on a date not earlier than that date which is thirteen (13) months after the day upon which Tenant first opens for business in the Leased Premises and not later than thirty-six (36) months after said date.

             (b) The Option to Purchase may only be exercised by Tenant furnishing Landlord written notice of its intention to exercise the Option to Purchase by notice given as provided in this Lease, not earlier than that date which is thirteen (13) months after the day upon which Tenant first opens for business in the Leased Premises and not later than thirty-six (36) months after said date, together with a cashier's or certified check in the amount of $25,000.00 representing deposit money paid on account of the purchase.

             (c) The purchase price for the Land shall be Four Hundred Fifteen Thousand and 00/100 ($415,000.00). The Leased Premises shall be conveyed in fee simple with covenants of general warranty and settlement shall be held no later than thirty (30) days following the date upon which Tenant exercises the Option to Purchase. Settlement shall be held during regular business hours at a time and place mutually agreed to by Landlord and Tenant in Berkeley County, West Virginia. At settlement, the balance of the purchase price after credit for the deposit money shall be paid by Tenant to Landlord by cash or cashier's or certified check.

             (d) At the time of settlement and upon payment of the unpaid balance of the purchase price, Landlord shall convey the Leased Premises to Tenant by general warranty deed with good and marketable fee simple title of record and in fact free and clear of all liens and encumbrances but subject to covenants, conditions, easements and restrictions applicable to the Leased Premises as of the date of the execution of this Lease and any such covenants, conditions, easements and restrictions made by or with the consent of the Tenant prior to settlement.

             (e) Taxes and rents shall be prorated as of the date of settlement. Landlord shall pay for the cost of preparing the deed and excise tax on the transfer of real estate and Tenant shall pay all other closing costs.

             (f) Tenant shall not have the right to assign this Option to Purchase without the prior written consent of the Landlord provided Tenant may assign the same to any other institution or entity which may acquire the Tenant through purchase or merger.

             (g) If Tenant does not exercise the Option to Purchase herein set forth or after having exercised the Option to Purchase fails to settle through no fault of Landlord, Tenant agrees to enter into a termination agreement releasing the Option to Purchase if the same has been recorded through a memorandum of lease or otherwise, insofar as such memorandum of lease discloses and relates to the Option to Purchase. Tenant hereby irrevocably appoints Mary Clare Eros of Jackson & Kelly as Tenant's limited attorney-in-fact for the purpose and sole purpose of executing a termination agreement releasing the Option to Purchase if the same has been recorded through a memorandum of lease or otherwise insofar and only to the extent as hereinbefore stated, if Tenant fails to do so within fifteen (15) days after being requested by Landlord to do so. Tenant further agrees that Tenant's attorney-in-fact is authorized to execute such release upon receipt from Landlord of a written request to do so accompanied by a true copy of the Landlord's written request to Tenant to provide such release and an affidavit by Landlord stating and certifying that the notice for release request were mailed or delivered as required by the notice provisions of the Lease, the date of mailing or delivery and that the Tenant failed to execute the Option to Purchase or having executed the Option to Purchase has failed to settle through no fault of the Landlord.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Lease under their respective hands and seals as of the day and year first above written.

                                    LANDLORD: COLUMBUS, LLC, a West Virginia limited liability company
ATTEST:

                                    By:
                                       --------------------------------------
                                    Bruce M. Van Wyk, Member-Manager
---------------------------


                                    TENANT: CENTRA BANK, INC., a West Virginia corporation
ATTEST:

                                    By
                                       --------------------------------------
                                    Henry M. Kayes, Jr.
---------------------------

STATE OF WEST VIRGINIA,
COUNTY OF BERKELEY, to-wit:

         I, , a notary public of said county, do certify that BRUCE M. VAN WYK, the Member-Manager of COLUMBUS, LLC, a West Virginia limited liability company, who signed the writing hereto annexed, bearing date as of the 10th day of March, 2002, has this day in my said county, before me, acknowledged the same to be the act and deed of said limited liability company.
         Given under my hand this _______ day of October, 2001.


                                              ----------------------------------
                                              Notary Public

My commission expires:


----------------------



STATE OF WEST VIRGINIA,
COUNTY OF BERKELEY, to-wit:

         I, ___________________________, a Notary Public in and for said County and State, do hereby certify that HENRY M. KAYES, JR., the Vice President and COO, who signed the writing above for CENTRA BANK, INC., a West Virginia corporation, bearing date the 10th day of October, 2001, has this day acknowledged the same before me in my said County to be the act and deed of said corporation.

         Given under my hand this _______ day of October, 2001.


                                                --------------------------------
                                                Notary Public
My commission expires:


----------------------





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